Exhibit 107.1

Calculation of Filing Fee Table

Form S-3
(Form Type)

OUTFRONT Media Inc.
Outfront Media Capital LLC
Outfront Media Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Line Item Type	Notes	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	(1)	Debt	Debt Securities of OUTFRONT Media Inc.	457(r)		$		$0.0001531	$
Fees to Be Paid	(2)	Debt	Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation	457(r)				0.0001531
Fees to Be Paid	(3)	Other	Guarantee of Debt Securities of OUTFRONT Media Inc.	Other				0.0001531	0.00
Fees to Be Paid	(4)	Other	Guarantee of Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation	Other				0.0001531	0.00
Fees to Be Paid	(5)	Equity	Preferred Stock, $0.01 par value per share of OUTFRONT Media Inc.	457(r)				0.0001531
Fees to Be Paid	(6)	Equity	Common Stock, $0.01 par value per share of OUTFRONT Media Inc.	457(r)				0.0001531
Fees to Be Paid	(7)	Other	Warrants of OUTFRONT Media Inc.	457(r)		$		$0.0001531	$
	Total Offering Amounts						$0.00		0.00
	Total Fees Previously Paid
	Total Fee Offsets								0.00
	Net Fee Due								$0.00

Offering Note(s)

(1)	(a)
The Company is filing this registration statement to replace its registration statement (No. 333-262986). An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of other securities registered hereunder, including under any applicable anti-dilution provision. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(b) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees.
(2)	See footnotes (1)(a) and (1)(b).
(3)	See footnotes (1)(a). Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.
(4)	See footnotes (1)(a). Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.
(5)	See footnotes (1)(a) and (1)(b).
(6)	See footnotes (1)(a) and (1)(b).
(7)	See footnotes (1)(a) and (1)(b).